UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): August 21, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

In connection with the restructuring described in Item 2.05, Bakers Footwear Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Aldo U.S., Inc. (the “Buyer”) dated August 17, 2012, which became binding on August 21, 2012, whereby the Buyer agreed to assume leases of certain of Company’s stores (the “Stores”) and to purchase related Store assets from the Company. Pursuant to the Asset Purchase Agreement, the Company will assign up to 52 Store leases and sell certain tangible personal property used in the operation of the Stores in exchange for up to $6.375 million in cash, subject to adjustments based on the number of leases actually assigned to the Buyer. The transaction will exclude certain Store assets such as cash, inventory and intangibles. In addition, the Company will retain certain trade fixtures in 15 of the Stores. The Company contemplates liquidating the inventory of the affected stores as part of its restructuring plans, as described in Item 2.05 below. The Company plans to use the net proceeds of the transaction to reduce the balance on its secured revolving credit facility, to finance certain restructuring costs and for other corporate purposes.

The assignment of the Store leases is subject to receipt of required landlord consents, including for 19 Stores consents with respect to modification of certain terms, including extension of the lease term, with respect to certain leases. Both parties are obligated to use commercially reasonable efforts to obtain the required consents. The Company is obligated to pay limited contractually-required transfer costs but is not obligated to otherwise expend money or waive material contractual or legal rights in order to obtain landlord consents. The Buyer may elect not to assume up to nine Store leases in the event certain landlord consents related to specified other stores are not obtained. The Asset Purchase Agreement was also subject to the consent of Crystal Financial LLC, the lender (“Lender”) under the Company’s secured revolving credit facility, which was received.

The assets will be transferred in three phases, with phase one closing in January 2013, phase two closing in March 2013 and phase three closing in June 2013. Roughly a third of the Stores and related tangible assets will be transferred during each phase. Closing of each phase is subject to obtaining required landlord consents by a specified deadline, with consent deadlines for phases one and two set for October 6, 2012 and consent deadline for phase three set for March 1, 2013. The Asset Purchase Agreement permits the Company to conduct liquidation sales in the Stores prior to the Buyer taking possession.

The consideration will be paid as follows: (a) $1 million deposited in escrow on August 22, 2012, paid out as specified levels of landlord consents are obtained; and (b) the remaining balance to be paid on respective closing dates in amounts based on the pre-determined value of Store leases and related assets actually assigned at each closing date.

The Asset Purchase Agreement contains customary terms and conditions contained in agreements of this type, including representations and warranties by both parties; limitations on amendments to Store leases, disposition of the Stores’ tangible property and additional encumbrances on Store assets; a non-compete covenant against the Company with respect to retail locations of assigned Stores; and a standstill covenant against the Buyer with respect to Stores not assigned. The Asset Purchase Agreement contains customary and reciprocal termination and indemnification provisions. The Asset Purchase Agreement also provides that the Company will remain liable for any obligations and liabilities with respect to the Company’s employees working in the Stores.

We can give no assurance as to our ability to successfully consummate the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the text of Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q when required.

The information set forth under Items 2.05, 5.02 and 8.01 is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The information set forth in Item 2.05 and 8.01 of this Current Report on Form 8-K include disclosure regarding potential charges incurred in the Company’s second quarter of fiscal 2012. The information set forth under Items 2.05 and 8.01 is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As a result of the Company’s recent liquidity situation as described in Item 8.01 and the Company’s review of its alternatives, on August 21, 2012, the Company became committed to a broad series of actions designed to restructure its business. As discussed in more detail below and in the rest of this Current Report on Form 8-K, these actions include the closure of up to 77 store locations.

The Company’s currently contemplated restructuring actions include the following:

●
As described in Item 1.01, sell and assign leases and certain other assets for up to 52 stores to Aldo U.S., Inc. for up to $6.375 million in cash, closing in three stages from January 2013 through June 2013, conditioned on obtaining landlord other consents.

●	Intentions to close an additional 20 to 25 stores through the expiration of leases, agreements with landlords or otherwise.

●	The Company plans to liquidate the inventory at the affected stores this fall, potentially raising an additional $6 million to $8 million in cash between October 2012 and June 2013.

●
The Company plans to reduce its workforce and reduce selling, general and administrative expenses to reflect a smaller more focused enterprise. The total number of affected employees may constitute up to one third of the Company’s total workforce, depending on the number of stores closed, with the majority coming from store employees and certain headquarters personnel, including certain executive officers of the Company as described in Item 5.02. The Company anticipates potentially up to $7 million in annual savings once the reductions are fully implemented.

●
The Company gave notice to terminate its licensing agreement for H by Halston effective Dec. 31, 2012 to reflect a smaller store base and to allow the Company to focus on building the Bakers brand. The Company currently has scheduled payments under the licensing agreement aggregating up to $2.625 million over the next three years.

●
As described in Item 8.01, the Company is attempting to secure a forbearance agreement, and potentially a future amendment and waiver agreement, from its senior lender in respect of current defaults under its credit agreement.

The majority of the restructuring is expected to be completed by the end of fiscal 2012 through the first half of fiscal 2013.

Although these actions are expected to improve liquidity in the short term and potentially significantly improve the Company’s future operational performance, as of August 27, 2012, the Company does expect to incur material accounting charges relating to the costs associated with these actions, including loss on the liquidation of inventory, store closing charges, employee severance and a loss on contract termination, partially offset by gains on sales of certain leases. As discussed in Item 8.01, the Company also expects to incur additional fees and expenses in connection with the negotiation and entry into a forbearance agreement with its senior lender. Charges are expected to be incurred beginning in the second quarter of fiscal 2012 through the second quarter of fiscal 2013. The Company is currently unable to quantify these costs. As a result, the Company is unable at this time to make a good faith determination of the costs, or estimated range of costs, associated with these actions as set forth in paragraphs (b), (c) and (d) of Item 2.05 of the Form 8-K rules. In accordance with the requirements of Item 2.05 of Form 8-K, the Company plans to timely file an amendment to this report at such time as it makes a determination in respect of such an estimate or range of estimates.

The actual amount of non-cash and cash charges and other amounts incurred by the Company in connection with the all of the transactions or each individual transaction are estimates and the actual charges may vary materially from the estimated amounts set forth in this Current Report on Form 8-K.

        The Company can give no assurance as to its ability to successfully consummate the actions contemplated by its restructuring plans.

The information set forth under Items 1.01, 5.02 and 8.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the restructuring described under Item 2.05, on August 23, 2012, Joseph R. VanderPluym, the Company’s Executive Vice President and Chief Operations Officer, Stanley K. Tusman, the Company’s Executive Vice President and Chief Planning Officer, and Mark D. Ianni, the Company’s Executive Vice President and Chief Merchandising Officer, were relieved of their duties, with any future assignments or further arrangements to be determined.

The information set forth under Items 1.01, 2.05 and 8.01 are incorporated herein by reference.

Item 8.01. Other Events.

Additional Information on Credit Arrangements and Liquidity

As previously disclosed, the Company recent losses have had a significant negative impact on the Company’s financial position and liquidity. As of April 28, 2012, the Company had negative working capital of $18.0 million, unused borrowing capacity under the revolving credit facility of $1.3 million, and a shareholders’ deficit of $17.6 million. On June 30, 2012, the Company had negative working capital of $20.3 million and a shareholders’ deficit of $19.9 million. Fiscal year 2012 comparable store sales through August 25, 2012, are down 5.9%. This is below the Company’s prior business plan which was based on  mid-single digit decreases in comparable store sales for the second quarter of fiscal year 2012 and mid-single digit increases in comparable store sales for the second half of 2012. The lower than planned sales have placed increased pressure on the Company’s liquidity position.

In addition, as previously disclosed, on June 13, 2012, the Company as borrower, and Crystal Financial LLC, as lender, administrative agent and collateral agent, entered into a Credit Agreement (the “Credit Agreement”) relating to a $30 million secured revolving credit facility. As of August 25, 2012, the balance on the facility was approximately $13.1 million. Please see the Current Report on Form 8-K filed on June 15, 2012 for a description of the Credit Agreement.

         As a result of lower than planned sales and lower than planned inventory receipts, beginning in July, 2012, the Company has not complied with the maximum borrowing limits, or its obligation to repay excess amounts, as provided in the Credit Agreement. Moreover, the Company has failed to comply with a covenant in the Credit Agreement relating to late payments and other obligations in respect of certain leases. These events constitute events of default under the Credit Agreement. However, Lender has previously continued to make advances in excess of the contractual limit, which currently amount to approximately $900,000. In addition, Lender has not accelerated the debt under the revolving credit facility, although it has a contractual right to take that action at any time.

The Company is currently in negotiations with its Lender on a forbearance arrangement that will give the Company time to implement its restructuring plans, subject to compliance with a revised borrowing base, tighter financial covenants, satisfactory monitoring of projections and other conditions. The Company expects any such forbearance agreement will also result in increased interest costs and additional fees and expenses. If the Company further fails to meet the Lender’s conditions, or otherwise satisfy the Lender, the Company believes that the Lender may accelerate the debt and take collection action against the Company. If such acceleration occurred, the Company currently has insufficient cash to pay the amounts owed and would be forced to seek emergency alternative financing in order to continue to operate.

Even if the Company continues to receive funding from its Lender, it will continue to face a heightened risk of action in respect of prior defaults under the facility, or future defaults, until the Company is able to successfully negotiate an amendment and waiver agreement with the Lender. The Company can give no assurance as to its ability to successfully enter into, or comply with, a forbearance agreement with its Lender or any further waiver or amendment in respect of the Credit Agreement.

The information set forth under Items 1.01, 2.05 and 5.02 are incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934) and expectations regarding the Company’s future performance. The Company has no duty to update such statements. Actual future events and circumstances could differ materially from the statements and the events and circumstances set forth in this Current Report due to various factors.

These factors include, among other things, the preliminary nature of estimates of the costs and benefits of the Company’s various restructuring activities, the Company’s ability to effect its restructuring plans, the Company’s ability to negotiate, and comply with, a forbearance agreement and its senior lender’s commitment to continue making advances, the continuing commitment of the Company’s landlords and vendors, including delivery of inventory, the consent of the Company’s landlords to transfer or terminate leases relating to the affected stores, the inability to satisfy debt covenants, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition, and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” in “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Quotation of Common Stock

On July 23, 2012, the Company's ticker symbol “BKRS” was moved from the OTC Bulletin Board (“OTCBB”) to be quoted on the OTCQB, the OTC Markets Group's quotation platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: August 27, 2012	By:	/s/ Peter A. Edison
Peter A. Edison Chairman of the Board, Chief Executive Officer and President